UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

April 24, 2011

Date of Report (Date of earliest event reported)

RDA HOLDING CO.

(Exact name of registrant as specified in its charter)

Delaware	333-170143-07	37-1537045
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

750 Third Avenue New York, New York	10017
(Address of principal executive offices)	(Zip Code)

(646) 293-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors Appointment of Principal Officers

On April 24, 2011, RDA Holding Co. (the “Company”) and The Reader’s Digest Association, Inc. (“Reader’s Digest”) entered into a separation agreement with Mary G. Berner (the “Separation Agreement”), whereby Ms. Berner agreed to step down as President and Chief Executive Officer of the Company and Reader’s Digest, effective April 25, 2011.  Ms. Berner also agreed to resign as a director of the Company and Reader’s Digest, effective the same date.  The Separation Agreement implements the provisions of Ms. Berner’s Third Amended and Restated Employment Agreement, dated as of May 26, 2010, applicable to the termination of her employment by mutual consent of the parties.  Pursuant to the terms of the Separation Agreement, Ms. Berner will receive, among other things, (i) a severance payment equal to three (3) times her annual base salary, as in effect immediately prior to her departure; and (ii) access to, and reimbursement for, certain health and welfare benefit costs and expenses for twenty-five (25) months following her departure. The Separation Agreement also provides for certain provisions required in order to comply with or remain exempt from Section 409A of the Internal Revenue Code.

Also, on April 24, 2011, Reader’s Digest and the Company entered into a cooperation agreement with Ms. Berner, whereby Ms. Berner agreed to make herself reasonably available to participate, as needed, in the orderly transition of her responsibilities for a thirty day period following her departure in exchange for an amount equal to one twelfth (1/12) of her annual base salary, as in effect immediately prior to her departure.

The board of directors (the “Board”) of the Company has named Thomas Williams, 51, to serve as President and Chief Executive Officer of the Company, effective April 25, 2011.  Mr. Williams has also been named as President and Chief Executive Officer of Reader’s Digest, effective April 25, 2011.  We also anticipate that Mr. Williams, as the new Chief Executive Officer of the Company, will be elected to the Board as required by the bylaws of the Company and the stockholders agreement, dated as of February 19, 2010, to which the Company and all of the Company’s stockholders are parties.  Mr. Williams has served as the Company’s and Reader’s Digest’s Senior Vice President and Chief Financial Officer since February 2009. Previously, Mr. Williams served as Executive Vice President & Chief Financial Officer for Affinion Group, Inc. since January 2007. Before joining Affinion Group, Mr. Williams spent more than 21 years with AT&T, Inc., where he held a progression of senior financial and officer positions including Chief Financial Officer, AT&T Networks; Chief Financial Officer, AT&T Customer Service; Chief Financial Officer, AT&T Global Networking Technology Services; Vice President Customer Experience & Chief Process Officer, AT&T; and Chief Financial Officer, AT&T Laboratories. Mr. Williams started at AT&T with Bell Laboratories in June 1985.

Randall Curran, 56, who was recently appointed to the Board on April 18, 2011, has been named Chairman of the Board.

For information called for by Items 5.02(c)(2)(3) of Form 8-K, reference is made to the Company’s Registration Statement filed on Form S-4, dated October 26, 2010 (as amended) the relevant sections of which are hereby incorporated herein by reference.

On April 25, 2011, the Company issued a press release regarding Ms. Berner’s departure and the appointment of Mr. Williams as President and Chief Executive Officer.  A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01              Financial Statements and Exhibits.

(d)  Exhibits.

The following is filed as an exhibit to this report:

Exhibit No.	Description

99.1	Press Release, dated April 25, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RDA Holding Co.

/s/Andrea Newborn
Name: Andrea Newborn
Title: Senior Vice President, General Counsel and Secretary

Date: April 28, 2011

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated April 25, 2011